UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2021

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-13146	93-0816972
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices) (Zip Code)

(503) 684-7000

Registrant’s telephone number, including area code

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	GBX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On October 26, 2021, The Greenbrier Companies, Inc. (“Greenbrier” or the “Company”) issued a press release reporting the Company’s results of operations for the twelve months ended August 31, 2021. A copy of such release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 2.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2021, the Board of Directors (the “Board”) of the Company accepted the recommendation of William A. Furman, Chairman of the Board and Chief Executive Officer of the Company, to confirm Lorie L. Tekorius as Mr. Furman’s successor as Chief Executive Officer of the Company. The Company previously announced that Mr. Furman would retire from all executive offices effective September 1, 2022.

Effective as of March 1, 2022, the Board appointed Ms. Tekorius as the Company’s President and Chief Executive Officer. At such time, the Board’s appointment of Mr. Furman to the office of Executive Chairman of the Company will also take effect. During his term as Executive Chairman, Mr. Furman will continue to serve as the principal executive officer of the Company.

Ms. Tekorius, 54, currently serves as the Company’s President and Chief Operating Officer. Ms. Tekorius has served as the Company’s Chief Operating Officer since August 2018 and was promoted to President in August 2019. Ms. Tekorius has served in various management positions for the Company since 1995, most recently as Executive Vice President and Chief Operating Officer and prior to that, as Executive Vice President and Chief Financial Officer.

There are no arrangements or understandings between Ms. Tekorius and any other persons pursuant to which she was selected as the Company’s Chief Executive Officer There are also no family relationships between Ms. Tekorius and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on October 26, 2021 reporting the matters disclosed in this Item 5.02 is filed herewith as Exhibit 99.2 and is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 21, 2021, the Board approved an amendment to the Company’s Bylaws to establish the office of Executive Chairman. The amendment will be effective on March 1, 2022. A copy of the Amendment to the Bylaws of the Company is attached as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to Bylaws of The Greenbrier Companies, Inc.

99.1	Press Release dated October 26, 2021 of The Greenbrier Companies, Inc. reporting the Company’s results of operations for the twelve months ended August 31, 2021.

99.2	Press Release dated October 26, 2021 of The Greenbrier Companies, Inc. announcing CEO transition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: October 26, 2021	By:	/s/ Adrian J. Downes
Adrian J. Downes
Senior Vice President, Chief Financial Officer and Chief Accounting Officer